POWER OF ATTORNEY

THE FEMALE HEALTH COMPANY

The undersigned, a director, officer and/or shareholder of The Female Health Company, a Wisconsin corporation
(the "Company"), who is subject to the reporting requirements of section 16(a) of the Securities
Exchange Act of 1934 (the "Exchange Act"), does hereby constitute and appoint O.B. Parrish and James M. Bedore, and each of them, each with full power to act without the other and with full power of substitution and resubstitution, as attorneys or attorney to sign and file in her name, place and stead, in any and all capacities, a Form 4, Form 5 or any successor form for reporting the undersigned's transactions in and holdings of the Company's equity securities for purposes of section
16(a) of the Exchange Act, and any and all other documents to be filed with the Securities and Exchange Commission pertaining to or relating to such forms, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

Executed as of March 24, 2015.

______________________________________
Sharon Meckes